UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

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SOLENO THERAPEUTICS, INC.

(Name of Registrant as Specified In Its Charter)

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SOLENO THERAPEUTICS, INC.

1235 Radio Road, Suite 110

Redwood City, CA 94065

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held at 8:00 a.m. Pacific Time on Monday, June 10, 2019

Dear Stockholder:

We cordially invite you to attend the 2019 Annual Meeting of Stockholders (the “Annual Meeting”) of Soleno Therapeutics, Inc. (“Soleno” or the “Company”). The meeting will be held on Monday, June 10, 2019, at 8:00 a.m. Pacific Time, 1235 Radio Road, Suite 110, Redwood City, CA 94065 for the following purposes, as more fully described in the accompanying proxy statement:

1.	To elect two Class III directors to serve until the 2022 Annual Meeting of stockholders or until their respective successors are duly elected and qualified;

2.	To ratify the appointment of Marcum LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2019; and

3.	Transact any other business as may properly come before the meeting or any postponement or adjournment thereof.

Our Board of Directors (our “Board” or “Board of Directors”) has fixed the close of business on April 16, 2019 as the record date for the Annual Meeting. Only stockholders of record on April 16, 2019 are entitled to notice of and to vote at the Annual Meeting. Further information regarding voting rights and the matters to be voted upon is presented in the accompanying proxy statement.

This proxy statement and our annual report can be accessed directly at the following Internet address: http://www.astproxyportal.com/ast/19765. You will be asked to enter the control number located on your proxy card.

Your vote is important. Whether or not you plan to attend the Annual Meeting, please cast your vote via the Internet, as promptly as possible, as instructed in the accompanying proxy statement. We encourage you to vote via the Internet. It is convenient, is more environmentally friendly, and saves us significant postage and processing costs.

By order of the Board of Directors,

Anish Bhatnagar, M.D.

President and Chief Executive Officer

Redwood City, California

April 29, 2019

Page
INFORMATION CONCERNING SOLICITATION AND VOTING	1
General	1
Proxy Materials	1
QUESTIONS AND ANSWERS REGARDING OUR ANNUAL MEETING	2
What proposals will be voted on at the Annual Meeting?	2
What is Soleno’s voting recommendation?	2
What happens if additional proposals are presented at the Annual Meeting?	2
Who can vote at the Annual Meeting?	2
What is the difference between holding shares as a stockholder of record and as a beneficial owner?	2
How many votes does Soleno need to hold the Annual Meeting?	3
What is the voting requirement to approve each of the proposals?	3
Who counts the votes?	4
What happens if I do not cast a vote?	4
How can I vote my shares in person at the Annual Meeting?	4
How can I vote my shares in advance, without attending the Annual Meeting?	4
How may my brokerage firm or other intermediary vote my shares if I fail to provide timely directions?	5
How can I change or revoke my vote?	5
Where can I find the voting results of the Annual Meeting?	5
Who is the proxy and what do they do?	6
How are proxies solicited for the Annual Meeting?	6
Why did I receive a Notice of Internet Availability of Proxy Materials instead of a full set of proxy materials?	6
I share an address with another stockholder, and we received only one paper copy of the Notice and proxy materials. How may I obtain an additional set of the Notice and proxy materials?	6
What should I do if I receive more than one set of Notice or proxy materials?	7
Is my vote confidential?	7
What is the deadline to propose actions for consideration at the 2019 Annual Meeting of stockholders or to nominate individuals to serve as directors at that Annual Meeting?	7
BOARD OF DIRECTORS AND CORPORATE GOVERNANCE	9
Nominee Directors	9
Continuing Directors	10
Director Independence	11
Board of Directors	11
Board Leadership Structure	12
Board Committees	12
Audit Committee	12
Compensation Committee	13
Nominating and Corporate Governance Committee	13
Stockholder Recommendations for Nominations to the Board of Directors	13
Communications with the Board of Directors	14
Role in Risk Oversight	14
Code of Business Conduct and Ethics	15
Compensation Committee Interlocks and Insider Participation	15
Non-Employee Director Compensation	15
PROPOSAL NO. 1 ELECTION OF DIRECTORS	18
Nominees	18
Vote Required	18

-i-

-ii-

SOLENO THERAPEUTICS, INC.

PROXY STATEMENT

FOR 2019 ANNUAL MEETING OF STOCKHOLDERS

To Be Held at 8:00 a.m. Pacific Time on Monday, June 10, 2019

INFORMATION CONCERNING SOLICITATION AND VOTING

General

Our Board of Directors is soliciting proxies for the 2019 Annual Meeting of Stockholders of Soleno Therapeutics, Inc. (“Soleno” or the “Company”), and any postponements, adjournments or continuations thereof (the “Annual Meeting”). The Annual Meeting will be held at our principal executive office located at 1235 Radio Road, Suite 110, Redwood City, CA 94065 on Monday, June 10, 2019, at 8:00 a.m., Pacific Time, and our telephone number at this address is (650) 213-8444. The Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access this proxy statement and our annual report is first being mailed on or about May 1, 2019 to all stockholders entitled to vote at the Annual Meeting.

The information provided in the “question and answer” format below is for your convenience only and is merely a summary of the information contained in this proxy statement. You should read this entire proxy statement carefully. Information contained on, or that can be accessed through, our website is not intended to be incorporated by reference into this proxy statement and references to our website address in this proxy statement are inactive textual references only.

Proxy Materials

In accordance with the rules of the Securities and Exchange Commission (“SEC”), we have elected to furnish our proxy materials, including this proxy statement and our annual report, primarily via the Internet. The Notice containing instructions on how to access our proxy materials is first being mailed on or about May 1, 2019 to all stockholders entitled to vote at the Annual Meeting. Stockholders may request to receive all future proxy materials in printed form by mail or electronically by e-mail by following the instructions contained in the Notice. We encourage stockholders to take advantage of the availability of our proxy materials on the Internet to help reduce the environmental impact of our annual meetings of stockholders.

QUESTIONS AND ANSWERS REGARDING OUR ANNUAL MEETING

Although we encourage you to read this proxy statement in its entirety, we include this question and answer section to provide some background information and brief answers to several questions you may have about the Annual Meeting or this proxy statement.

Q: What proposals will be voted on at the Annual Meeting?

A: There are two proposals scheduled to be voted on at the Annual Meeting:

•	To elect the Class III nominees for directors as set forth in this proxy statement; and

•	To ratify the appointment of Marcum LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2019.

Q: What is Soleno’s voting recommendation?

A: Our Board of Directors unanimously recommends that you vote your shares “FOR” the Class III nominees to our Board of Directors and “FOR” ratification of the appointment of Marcum LLP as our independent registered public accounting firm.

Q: What happens if additional proposals are presented at the Annual Meeting?

A: Other than the two proposals described in this proxy statement, Soleno does not expect any additional matters to be presented for a vote at the Annual Meeting. If you are a stockholder of record and grant a proxy, the person named as proxy holder, Anish Bhatnagar, will have the discretion to vote your shares on any additional matters properly presented for a vote at the Annual Meeting. If for any unforeseen reason any of Soleno’s Class III nominees are not available as a candidate for director, the person named as proxy holder will vote your proxy for such other candidate or candidates as may be nominated by our Board of Directors.

Q: Who can vote at the Annual Meeting?

A: Our Board of Directors has set April 16, 2019 as the record date for the Annual Meeting. All stockholders who own Soleno Common Stock at the close of business on April 16, 2019 may attend and vote at the Annual Meeting. For each share of Common Stock held as of the record date, the stockholder is entitled to one vote on each proposal to be voted on. Stockholders do not have the right to cumulate votes. As of April 16, 2019, there were 31,776,584 shares of our Common Stock were outstanding. Shares held as of the record date include shares that you hold directly in your name as the stockholder of record and those shares held by a beneficial owner through a broker, bank or other nominee for you as a beneficial owner.

Q: What is the difference between holding shares as a stockholder of record and as a beneficial owner?

A: Most stockholders of Soleno hold their shares through a broker, bank or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

Stockholders of Record

If your shares are registered directly in your name with Soleno’s transfer agent, American Stock Transfer & Trust Company, LLC, you are considered the stockholder of record with respect to those shares and the Notice has been sent directly to you. As the stockholder of record, you have the right to grant your voting proxy directly to Soleno or to vote in person at the Annual Meeting.

Beneficial Owners / Street Name Stockholders

If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in “street name.” In such instances, your broker, bank or other nominee is considered, with respect to those shares, the stockholder of record and they will have forwarded the Notice to you. If you request a printed copy of our proxy materials by mail, your broker, bank or other nominee will provide a voting instruction form for you to use. As the beneficial owner, you have the right to direct your broker, bank or other nominee on how to vote and are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may not vote these shares in person at the Annual Meeting unless you request a “legal proxy” from the broker, bank or other nominee who holds your shares, giving you the right to vote the shares at the Annual Meeting. Throughout this proxy statement, we refer to stockholders who hold their shares through a broker, bank or other nominee as “street name stockholders” or “beneficial owners”.

Q: How many votes does Soleno need to hold the Annual Meeting?

A: The holders of a majority of Soleno’s issued and outstanding shares, and entitled to vote, as of the record date must be present in person or represented at the Annual Meeting by proxy in order for Soleno to hold the meeting and conduct business. This is called a quorum. Both abstentions and broker “non-votes” are counted as present for the purpose of determining the presence of a quorum. A broker “non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner.

Shares are also counted as present at the meeting if you:

•	are present and vote in person at the meeting; or

•	have properly submitted a proxy card or voting instruction form or voted via the Internet or by telephone.

Q: What is the voting requirement to approve each of the proposals?

A: Proposal One — Directors are elected by a plurality of the voting power of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors. “Plurality” means that the nominees who receive the largest number of votes cast “FOR” are elected as directors. As a result, any shares not voted “FOR” a particular nominee (whether as a result of stockholder abstention or a broker non-vote) will not be counted in such nominee’s favor and will have no effect on the outcome of the election. Votes of “WITHHOLD” and broker non-votes have no legal effect on the election of directors due to the fact that such elections are by a plurality. Abstentions will have no effect on the outcome of this proposal. Broker non-votes will have no effect on the outcome of this proposal.

You may vote either “FOR” or “WITHHOLD” on each of the Class III nominees for election as director. The two individuals receiving the highest number of “FOR” votes at the Annual Meeting for the Class III nominees will, therefore, be elected.

Proposal Two — The affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote is required to ratify the appointment of Marcum LLP as our Company’s independent registered public accounting firm. You may vote “FOR,” “AGAINST” or “ABSTAIN” on Proposal Two. Abstentions are deemed to be votes cast and have the same effect as a vote against the proposal. However, broker non-votes are not deemed to be votes cast and, therefore, are not included in the tabulation of the voting results on the proposal.

Q: Who counts the votes?

A: Votes cast by proxy or in person at the Annual Meeting will be tabulated and certified by the inspector of elections who will also determine whether or not a quorum is present. A representative of American Stock Transfer & Trust Company, LLC will serve as the inspector of elections.

Q: What happens if I do not cast a vote?

A: Stockholders of record — If you are a stockholder of record and you do not cast your vote, no votes will be cast on your behalf on any of the proposals at the Annual Meeting. However, if you submit a signed proxy card with no further instructions, the shares represented by that proxy card will be voted as recommended by our Board of Directors.

Beneficial owners — If you hold your shares in street name it is critical that you cast your vote if you want it to count in the election of directors (Proposal One) because if you do not indicate how you want to vote your shares voted on such proposal, your bank, broker or other nominee is not allowed to vote those shares on your behalf on a discretionary basis. Thus, if you hold your shares in street name and you do not instruct your bank, broker or other nominee how to vote in the election of directors, no votes will be cast on your behalf. Your bank, broker or other nominee will continue to have discretion to vote any uninstructed shares on the ratification of the appointment of Marcum LLP as our independent registered public accounting firm (Proposal Two).

Q: How can I vote my shares in person at the Annual Meeting?

A: Shares held directly in your name as the stockholder of record may be voted in person at the Annual Meeting. If you choose to vote in person, please bring your proxy card and proof of identification to the Annual Meeting. Even if you plan to attend the Annual Meeting, Soleno recommends that you vote your shares in advance as described below so that your vote will be counted if you later decide not to attend the Annual Meeting. If you hold your shares in street name, you must request and receive in advance of the Annual Meeting a legal proxy from your broker, bank or other nominee in order to vote in person at the Annual Meeting.

Please note that seating is limited and we ask that you please allow ample time for check-in. Seating will begin at 7:00 a.m. and the Annual Meeting will begin at 8:00 a.m. Parking in the area is limited. Please consider using public transportation. Please note that large bags and packages will not be allowed at the Annual Meeting. Persons will be subject to search.

Q: How can I vote my shares in advance, without attending the Annual Meeting?

A: Whether you hold shares directly as the stockholder of record or beneficially in street name, you may direct how your shares are voted without attending the Annual Meeting. If you are a stockholder of record, you may vote by submitting a proxy; please refer to the voting instructions in the Proxy Materials or below. If you hold shares beneficially in street name, you may vote by submitting voting instructions to your broker, bank or other nominee; please refer to the voting instructions provided to you by your broker, bank or other nominee.

Internet — Stockholders of record with Internet access may submit proxies until 11:59 p.m., Eastern Time, on June 9, 2019, by following the instructions on your proxy cards or at www.voteproxy.com. Most of our stockholders who hold shares beneficially in street name may vote by accessing the website specified in the voting instructions provided by their brokers, banks or other nominees (have your Notice or proxy card in hand when you visit the website). Your proxy card or voting instructions form you complete and return will provide instructions for stockholders whose bank or brokerage firm is participating in electronic voting.

Telephone — You will be eligible to submit your vote by telephone until 11:59 p.m., Eastern Time, on June 9, 2019, at 888-776-9962 or 718-921-8562 (have your Notice or proxy card in hand when you call).

Mail — You may indicate your vote by completing, signing and dating the proxy card or voting instruction form where indicated and by returning it in the prepaid envelope that will be provided (if you received printed proxy materials). Your vote must be received by 11:59 p.m., Eastern Time, on June 9, 2019.

If you are a street name stockholder, you will receive voting instructions from your broker, bank or other nominee. You must follow the voting instructions provided by your broker, bank or other nominee in order to direct your broker, bank or other nominee on how to vote your shares. Street name stockholders should generally be able to vote by returning a voting instruction form, or by telephone or on the Internet. However, the availability of telephone and Internet voting will depend on the voting process of your broker, bank or other nominee. As discussed above, if you are a street name stockholder, you may not vote your shares in person at the Annual Meeting unless you obtain a legal proxy from your broker, bank or other nominee.

Q: How may my brokerage firm or other intermediary vote my shares if I fail to provide timely directions?

A: Brokerage firms and other intermediaries holding shares of our Common Stock in street name for their customers are generally required to vote such shares in the manner directed by their customers. In the absence of timely directions, your broker will have discretion to vote your shares on our “routine” matter: the proposal to ratify the appointment of Marcum LLP as our independent registered public accounting firm. Your broker will not have discretion to vote on the election of directors, which is a “non-routine” matter, absent direction from you.

Q: How can I change or revoke my vote?

A: Subject to any rules your broker, bank or other nominee may have, you may change your proxy instructions at any time before your proxy is voted at the Annual Meeting.

Stockholders of record — If you are a stockholder of record, you may change your vote by (1) filing with our Corporate Secretary, prior to your shares being voted at the Annual Meeting, a written notice of revocation or a duly executed proxy card, in either case dated later than the prior proxy relating to the same shares, or (2) attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not, by itself, revoke a proxy). Any written notice of revocation or subsequent proxy card must be received by our Corporate Secretary prior to the taking of the vote at the Annual Meeting. Such written notice of revocation or subsequent proxy card should be hand delivered to our Corporate Secretary or should be sent so as to be delivered to our principal executive office, 1235 Radio Road, Suite 110, Redwood City, CA 94065, Attention: Corporate Secretary.

Beneficial owners — If you are a beneficial owner of shares held in street name, you may change your vote (1) by submitting new voting instructions to your broker, bank or other nominee, or (2) if you have obtained, from the broker, bank or other nominee who holds your shares, a legal proxy giving you the right to vote the shares, by attending the Annual Meeting and voting in person. Your broker, bank or other nominee can provide you with instructions on how to change your vote.

In addition, a stockholder of record or a beneficial owner who has voted via the Internet or by telephone may also change his, her or its vote by making a timely and valid Internet or telephone vote no later than 11:59 p.m., Eastern Time, on June  9, 2019.

Q: Where can I find the voting results of the Annual Meeting?

A: We will announce the preliminary voting results at the Annual Meeting. We will report the final results in a current report on Form 8-K filed with the SEC within four business days after the date of the Annual Meeting. If final voting results are not available to us in time to file a Current Report on Form 8-K within four business days after the Annual Meeting, we will file a Current Report on Form 8-K to publish preliminary results and will provide the final results in an amendment to the Current Report on Form 8-K as soon as they become available.

Q: Who is the proxy and what do they do?

A: Our Board of Directors designated the person named as proxy on the proxy card, Anish Bhatnagar. When you, as stockholder of record, provide voting instructions in the proxy card, the named proxy will cause their votes in accordance with the instructions as indicated on the proxy card. If you are a stockholder of record and submit a signed proxy card, but do not indicate your voting instructions, the named proxy will vote as recommended by our Board of Directors in favor of the nominated directors and for ratification of the appointment of Marcum LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2019. If a matter not described in this proxy statement is properly presented at the Annual Meeting, the named proxy holder will use their own judgment to determine how to vote the shares. If the Annual Meeting is adjourned, the named proxy holder can vote the shares on the new Annual Meeting date as well, unless you have properly revoked your proxy instructions, as described above.

Q: How are proxies solicited for the Annual Meeting?

A: Our Board of Directors is soliciting proxies for use at the Annual Meeting. All expenses associated with this solicitation will be borne by us. We will reimburse brokers or other nominees for reasonable expenses that they incur in sending our proxy materials to you if a broker, bank or other nominee holds shares of our Common Stock on your behalf. In addition, our directors and employees may also solicit proxies in person, by telephone, or by other means of communication. Our directors and employees will not be paid any additional compensation for soliciting proxies.

Q: Why did I receive a Notice of Internet Availability of Proxy Materials instead of a full set of proxy materials?

A: In accordance with the rules of the SEC, we have elected to furnish our proxy materials, including this proxy statement and our annual report, primarily via the Internet. The Notice containing instructions on how to access our proxy materials is first being mailed on or about May 1, 2019 to all stockholders entitled to vote at the Annual Meeting. Stockholders may request to receive all future proxy materials in printed form by mail or electronically by e-mail by following the instructions contained in the Notice. We encourage stockholders to take advantage of the availability of our proxy materials on the Internet to help reduce the environmental impact of our annual meetings of stockholders.

Q: I share an address with another stockholder, and we received only one paper copy of the Notice and proxy materials. How may I obtain an additional set of the Notice and proxy materials?

A: We have adopted a procedure called “householding,” which the SEC has approved. Under this procedure, we deliver a single copy of the Notice and, if applicable, our proxy materials to multiple stockholders who share the same address unless we have received contrary instructions from one or more of such stockholders. This procedure reduces our printing costs, mailing costs, and fees. Stockholders who participate in householding will continue to be able to access and receive separate proxy cards. Upon written or oral request, we will deliver promptly a separate copy of the Notice and, if applicable, our proxy materials to any stockholder at a shared address to which we delivered a single copy of any of these materials. To receive a separate copy, or, if a stockholder is receiving multiple copies, to request that we only send a single copy of the Notice and, if applicable, our proxy materials, such stockholder may our Investor Relations department (i) by mail at 1235 Radio Road, Suite 110, Redwood City, CA 94065, (ii) by calling us at (650) 213-8444, or (iii) by sending an email to IR@soleno.life.

Street name stockholders may contact their broker, bank or other nominee to request information about householding.

Q: What should I do if I receive more than one set of Notice or proxy materials?

A: If you receive more than one set of Notice or proxy materials, it is because your shares are registered in more than one name or brokerage account. Please follow the voting instructions on each proxy card or voting instruction form you receive to ensure that all of your shares are voted.

Q: Is my vote confidential?

A: Proxy instructions, ballots and voting tabulations that identify individual stockholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed either within Soleno or to third parties except (1) as necessary to meet applicable legal requirements, (2) to allow for the tabulation of votes and certification of the vote, or (3) to facilitate a successful proxy solicitation by our Board of Directors. Occasionally, stockholders provide written comments on their proxy cards, which are then forwarded to Soleno’s management.

Q: What is the deadline to propose actions for consideration at the 2020 Annual Meeting of stockholders or to nominate individuals to serve as directors at that Annual Meeting?

A: Our stockholders may submit proposals that they believe should be voted upon at our next Annual Meeting in 2020 or nominate persons for election to our Board of Directors at that meeting (see “Stockholder Proposals”). Stockholders may also recommend candidates to our Board of Directors for election at that meeting (See “Recommendations and Nominations of Director Candidates”).

Stockholder Proposals:

Stockholders may present proper proposals for inclusion in our proxy statement and for consideration at next year’s annual meeting of stockholders by submitting their proposals in writing to our Secretary in a timely manner. For a stockholder proposal to be considered for inclusion in Soleno’s proxy statement for the 2020 Annual Meeting, the written proposal must be received by Soleno’s Corporate Secretary at our principal executive offices no later than December 31, 2019. Such proposals also will need to comply with SEC regulations under Rule 14a-8 regarding the inclusion of stockholder proposals in Company-sponsored proxy materials.

When a stockholder does not seek to include a proposal in our 2020 proxy statement pursuant to Rule 14a-8, the stockholder may submit the proposal to Soleno for the 2020 Annual Meeting of Stockholders consistent with the requirements of our amended and restated bylaws. To be timely under our amended and restated bylaws, such stockholder’s notice must be received by the Corporate Secretary at our principal executive office not later than 45 days nor earlier than 75 days before the one-year anniversary of the date on which we first mailed our 2019 proxy materials or delivered a notice of availability of proxy materials (whichever is earlier) for the 2019 Annual Meeting. For the 2020 Annual Meeting, assuming a mailing date of May 1, 2019 for this proxy statement, the notice must be received no earlier than February 15, 2020 and no later than March 17, 2020. However, if the date of the 2020 Annual Meeting is advanced by more than 30 days prior to or delayed by more than 30 days after the one-year anniversary of the date of the 2019 Annual Meeting, then, for notice by the stockholder to be timely, it must be so received by the Corporate Secretary not earlier than the close of business on the 120th day prior to the 2020 Annual Meeting and not later than the close of business on the later of (i) the 90th day prior to the 2020 Annual Meeting, or (ii) the tenth day following the day on which a public announcement of the date of the 2020 Annual Meeting is first made. To be in proper form, a stockholder’s notice to our Company must set forth the information required by our amended and restated bylaws.

In no event shall any adjournment or postponement of an Annual Meeting or the announcement thereof commence a new time period for the giving of a stockholder’s notice, as described in Section 2.4(i)(a) of our amended and restated bylaws.

As described in our amended and restated bylaws, the stockholder submission must include certain specified information concerning the proposal or nominee, as the case may be, and information as to the stockholder’s ownership of our Common Stock. If a stockholder gives notice of such a proposal after the deadline computed in accordance with our amended and restated bylaws, the stockholder will not be permitted to present the proposal to our stockholders for a vote at the 2020 Annual Meeting.

Recommendations and Nominations of Director Candidates:

The Nominating and Corporate Governance Committee will consider stockholder recommendations and nominations for candidates to the Board of Directors from stockholders. A stockholder that desires to recommend a candidate for election to the Board of Directors must direct the recommendation in writing to Soleno, and must include the candidate’s name, home and business contact information, detailed biographical data and qualifications, details regarding any shares of our stock which the nominee holds as of the time of the submission, evidence of the nominating person’s ownership of our Common Stock, a description of any arrangement between the stockholder and the nominee, and a written statement from the nominee acknowledging that if elected, the nominee will serve his or her term as director and will owe a fiduciary duty to our Company and our stockholders.

A stockholder that instead desires to nominate a person directly for election to the Board of Directors must meet the deadlines and other requirements set forth in Section 2.4(ii) of our amended and restated bylaws and the rules and regulations of the SEC, consistent with the time requirements provided above, and in form and setting forth the information required by our amended and restated bylaws.

Delivery of Nominations, Recommendations and Proposals:

Nominations, recommendations and/or proposals should be addressed and timely delivered to: Soleno Therapeutics, Inc., Attention: Corporate Secretary, at 1235 Radio Road, Suite 110, Redwood City, CA 94065. Stockholders interested in submitting such a proposal are advised to contact knowledgeable legal counsel with regard to the detailed requirements of applicable securities laws. The submission of a stockholder proposal does not guarantee that it will be included in our 2020 proxy statement.

Copy of Bylaws:

You may contact us at our principal executive offices for a copy of the relevant amended and restated bylaw provisions regarding the requirements for making stockholder proposals and nominating director candidates. Alternatively, a copy of our bylaws may be obtained by accessing our filings on the SEC’s website at www.sec.gov.

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Our business affairs are managed under the direction of our Board of Directors, which currently consists of six members, with one vacancy. Five of our directors are independent within the meaning of the independent director requirements of The NASDAQ Capital Market, or NASDAQ. Our Board of Directors is divided into three classes with staggered three-year terms. At each Annual Meeting of stockholders, a class of directors will be elected for a three-year term to succeed the same class whose term is then expiring.

The following table sets forth the names and ages as of April 29, 2019, and certain other information for each of the directors:

Name	Class	Age	Position	Director Since	Current Term Expires	Expiration of Term for Which Nominated
1. Directors with Terms Expiring at the Annual Meeting/Nominees
Anish Bhatnagar	III	51	President, Chief Executive Officer and Director	02/06/2014	2019	2022
William G. Harris (1)(2)	III	61	Director	06/02/2014	2019	2022

2. Continuing Directors
Gwen Melincoff (2)(3)	I	67	Director	04/26/2019	2021	—
Andrew Sinclair (1)(3)	I	47	Director	12/19/2018	2021	—

Ernest Mario (2)	II	80	Chairman	08/03/2007	2020	—
Stuart Collinson (1)(3)	II	59	Director	03/07/2017	2020	—

(1)	Member of our audit committee.
(2)	Member of the compensation committee.
(3)	Member of the nominating and corporate governance committee.

Nominee Directors

Anish Bhatnagar, M.D. Dr. Bhatnagar was appointed as our Chief Executive Officer in February 2014. Prior to that, he served as our President and Chief Operating Officer. Dr. Bhatnagar joined us in 2006, and has held positions of increasing responsibility since then. Dr. Bhatnagar is a physician with over 15 years of experience in the medical device and biopharmaceutical industries. His experience spans development of biologics, drugs, drug-device combinations and diagnostic as well as therapeutic medical devices. His prior experience includes working at Coulter Pharmaceuticals, Inc. from 1998 to 2000 and Titan Pharmaceuticals, Inc. from 2000 to 2006. He is the author of several peer-reviewed publications, abstracts and book chapters. He obtained his medical degree at SMS Medical College in Jaipur, India and completed his Residency and Fellowship training in the U.S. at various institutions, including Georgetown University Hospital and the University of Pennsylvania.

We believe Dr. Bhatnagar is able to make valuable contributions to our Board of Directors due to his service as an executive officer of our Company, including as Chief Executive Officer, extensive knowledge of medical device and pharmaceutical company operations, and extensive experience working with companies, regulators and other stakeholders in the medical device and pharmaceutical industries.

William G. Harris. Mr. Harris has been a member of our Board of Directors since June 2014. Since 2001, he has been the Senior Vice President of Finance and Chief Financial Officer of Xenoport, Inc. From 1996 to 2001, he held several positions with Coulter Pharmaceutical, Inc., a biotechnology company engaged in the development of novel therapies for the treatment of cancer and autoimmune diseases, the most recent of which was Senior Vice President and Chief Financial Officer, Corixa Corp., a developer of immunotherapeutic products, which was acquired by Coulter Pharmaceutical in 2000. Prior to Coulter Pharmaceutical, from 1990 to 1996, Mr. Harris held several positions at Gilead Sciences, Inc., the most recent of which was director of finance. Mr. Harris received a B.A. from the University of California, San Diego and an M.B.A. from Santa Clara University, Leavey School of Business and Administration.

We believe Mr. Harris is able to make valuable contributions to our Board of Directors due to his vast experience as a finance professional in the biomedical and pharmaceutical industries.

Continuing Directors

Ernest Mario, Ph. D. Dr. Mario joined our Board of Directors in August 2007 and served as Chairman and Chief Executive Officer until February 2014 when he was named Chairman. From April 2003 to August 2007, Dr. Mario served as Chief Executive Officer and Chairman of Reliant Pharmaceuticals, Inc., a privately held pharmaceutical company that was acquired by GSK for approximately $1.6 billion in 2007. Dr. Mario served as Chief Executive Officer and Chairman of ALZA Corporation, a research-based pharmaceutical company, from November 1997 to December 2001, when ALZA was acquired by Johnson & Johnson for approximately $12 billion. Previously he served as Chief Executive Officer and Co-Chairman of ALZA from August 1993 to November 1997. From January 1992 until March 1993, Dr. Mario served as Deputy Chairman of Glaxo Holdings plc., a pharmaceutical company, and as Chief Executive from May 1989 to March 1993. Dr. Mario has current and past service on a number of corporate boards including Boston Scientific Corporation, Celgene Inc. (current), Chimerix, Inc. (current), Kindred Biosciences Inc., Tonix Pharmaceuticals Holding Corp. (current) and XenoPort Inc. Dr. Mario earned his M.S. and Ph.D. in physical sciences at the University of Rhode Island and a B.S. in pharmacy at Rutgers. He holds honorary doctorates from the University of Rhode Island and Rutgers University. In 2007, he was awarded the Remington Medal by the American Pharmacists’ Association, pharmacy’s highest honor.

We believe Dr. Mario is able to make valuable contributions to our Board of Directors due to his extensive knowledge of our Company, the industry, and our competitors, his extensive experience in risk oversight, quality and business strategy as a result of serving in leadership roles at multiple companies, his status as a significant stockholder and his prior service as our Chief Executive Officer.

Stuart J.M Collinson, Ph.D. Dr. Collinson has been a member of our Board of Directors since March 2017. He currently serves as a partner at Forward Ventures, a venture capital firm. Previously he was Chairman and CEO of Aurora Biosciences. Dr. Collinson is currently the Chief Executive Officer and member of the board of Tioga Pharmaceuticals from 2005 and Arcturus Therapeutics from 2014. He was a member of the boards of Affinium Pharmaceuticals from 2007 to 2014, Oxagen from 2001 to 2012 and VertexPharmaceuticals from 2002 to 2011. Dr. Collinson held senior management positions with Glaxo Wellcome from December 1994 to June 1998, most recently serving as Co-Chairman, Hospital and Critical Care Therapy Management Team and Director of Hospital and Critical Care. Dr. Collinson received his Ph.D. in physical chemistry from the University of Oxford, England and his M.B.A. from Harvard University.

We believe Dr. Collinson is able to make valuable contributions to our Board of Directors due to his significant financial experience and his expertise in our industry.

Gwen Melincoff. Ms. Melincoff has over 25 years of leadership experience in the biotechnology and pharmaceutical industries. Her experience has spanned public and private company boards, venture financing, business development, licensing, mergers and acquisitions, research operations, marketing, product management and project management. She currently sits on the board of directors of Photocure ASA, and Collegium Pharmaceutical, Inc. and is a Venture Advisor at Agent Capital. She is also an advisor to Phase 1 Ventures and Verge Genomics and was a board member at Tobira Therapeutics from 2014-2016 when Allergan acquired it for $1.7B. She served as Vice President of Business Development at BTG International Inc. a UK- specialist healthcare company from 2014-2016. From 2004 to the 2013, Ms. Melincoff was Senior Vice President of Business Development at Shire Pharmaceuticals. Additionally, she led the Shire’s Strategic Investment Group (SIG). She served as a board member/board observer at DBV Technologies, AM Pharma, ArmaGen Technologies, Promethera Biosciencs, Naurex Inc. (acquired by Allergan) and Enterome. She was responsible for the collaboration with New River Pharmaceuticals that led to the $2.6 billion acquisition of the company. Ms. Melincoff was named a “Top Women in Biotech 2013” by Fierce Biotech as well as being named to the Powerlist 100 of Corporate Venture Capital in 2012 and 2013. Prior to joining Shire, Ms. Melincoff was Vice President of Business Development at Adolor Corporation. Ms. Melincoff worked for Eastman Kodak for over ten years in a number of their health care companies. Ms. Melincoff has a B.S in Biology, a Master’s of Science in Management, and has attained the designation of the Certified Licensing Professional (CLP™).

We believe Ms. Melincoff is able to make valuable contributions to our Board of Directors due to her extensive experience in business development and general management in our industry and her valuable experience in corporate governance and on other public boards.

Andrew Sinclair, PhD. Dr. Sinclair has been a member of our Board of Directors since December 2018. Since 2008, Dr. Sinclair has held various positions at Abingworth LLP, a life sciences investment group, where he is currently a Partner and Portfolio Manager. Dr. Sinclair currently sits on the board of Verona Pharma plc and is a member of the Institute of Chartered Accountants in England and Wales and received a Ph.D. in chemistry and genetic engineering at the BBSRC Institute of Plant Science, Norwich, and a B.Sc. in microbiology from King’s College London.

We believe Dr. Sinclair is able to make valuable contributions to our Board of Directors due to his education and significant experience in the biotechnology and pharmaceutical industries.

Director Independence

Under the listing requirements and rules of The NASDAQ Capital Market, or NASDAQ, independent directors must comprise a majority of a listed company’s Board of Directors within a specified period of time, subject to certain phase-ins.

Since our initial public offering (the “IPO”), our Board of Directors has continually performed a review of its composition, the composition of its committees, and the independence of each director. Based upon information requested from and provided by each director concerning such director’s background, employment and affiliations, including family relationships, our Board of Directors determined that Mr. Harris, Ms. Melincoff, and Drs. Mario, Sinclair and Collinson have no relationships that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is “independent,” as that term is defined under the applicable rules and regulations of the SEC, and the listing requirements and rules of NASDAQ. In making this determination, our Board of Directors considered the current and prior relationships that each non-employee director has with our Company, any other transactional relationships a non-employee director may have with our Company, and all other facts and circumstances our Board of Directors deemed relevant in determining their independence, including the beneficial ownership of our capital stock held by each non-employee director and any of his and our respective affiliates.

Board of Directors

Our Board of Directors may establish the authorized number of directors from time to time by resolution. The current authorized number of directors is seven. Our current directors, if elected, will continue to serve as directors until the annual meeting of stockholders in 2022 and until his successor has been elected and qualified, or until his earlier death, resignation, or removal.

Our Board of Directors held nine meetings during 2018. No members of our Board of Directors attended fewer than 75% of the aggregate of the total number of meetings of the Board of Directors (held during the period for which he or she was a director) and the total number of meetings held by all committees of the Board of Directors on which such director served (held during the period that such director served). Although we do not have a formal policy, members of our Board of Directors are invited and encouraged to attend each annual meeting of stockholders.

Board Leadership Structure

Our Board of Directors has a Chairman, Dr. Mario, who has authority, among other things, to preside over Board of Directors meetings, and to call special meetings of the Board of Directors. Accordingly, the Chairman has substantial ability to shape the work of our Board of Directors. We currently believe that separation of the roles of Chairman and Chief Executive Officer reinforces the leadership role of our Board of Directors in its oversight of the business and affairs of our Company. In addition, we currently believe that having a separate Chairman creates an environment that is more conducive to objective evaluation and oversight of management’s performance, increasing management accountability and improving the ability of our Board of Directors to monitor whether management’s actions are in the best interests of our Company and its stockholders. However, no single leadership model is right for all companies and at all times. Our Board of Directors recognizes that depending on the circumstances, other leadership models, such as combining the role of Chairman with the role of Chief Executive Officer, might be appropriate. As a result, our Board of Directors may periodically review its leadership structure.

Board Committees

Our Board of Directors has the authority to appoint committees to perform certain management and administration functions. Our Board of Directors has an audit committee, a compensation committee and a nominating and corporate governance committee. The composition and responsibilities of each committee are described below. Members will serve on these committees until their resignation or until otherwise determined by our Board of Directors. The inclusion of our website address in this proxy statement does not incorporate by reference the information on or accessible through our website into this proxy statement.

Audit Committee

Our audit committee consists of Andrew Sinclair, Stuart Collinson and William G. Harris, each of whom satisfies the independence requirements under NASDAQ listing standards and Rule 10A-3(b)(1) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The chairperson of our audit committee is Mr. Harris. Each member of our audit committee can read and understand fundamental financial statements in accordance with audit committee requirements. In arriving at this determination, our Board of Directors has examined each audit committee member’s scope of experience and the nature of their employment in the corporate finance sector.

Our audit committee oversees our corporate accounting and financial reporting process and assists our Board of Directors in oversight of the integrity of our financial statements, our compliance with legal and regulatory requirements, our independent auditor’s qualifications, independence and performance and our internal accounting and financial controls. Our audit committee is responsible for the appointment, compensation, retention and oversight of our independent auditors. Our Board of Directors has determined that Mr. Harris is an audit committee financial expert, as defined by the rules promulgated by the Securities Exchange and Commission.

The audit committee held four meetings in 2018. The charter of the audit committee is available on our website at www.soleno.life. The inclusion of our website address in this proxy statement does not include or incorporate by reference into this proxy statement the information on or accessible through our website.

Compensation Committee

Our compensation committee consists of William G. Harris, Ernest Mario and Gwen Melincoff, each of whom our Board of Directors has determined to be independent under NASDAQ listing standards, a “nonemployee director” as defined in Rule 16b-3 promulgated under the Exchange Act, and an “outside director” as that term is defined in Section 162(m) of the Code. The chairperson of our compensation committee is Dr. Mario. During 2018, Mahendra Shah served on the compensation committee as the chairperson.

Our compensation committee oversees our compensation policies, plans and benefits programs and assists our Board of Directors in meeting its responsibilities with regard to oversight and determination of executive compensation. In addition, our compensation committee reviews and makes recommendations to our Board of Directors with respect to our major compensation plans, policies and programs and assesses whether our compensation structure establishes appropriate incentives for officers and employees.

The compensation committee held one meeting in 2018. The charter of the compensation committee is available on our website at www.soleno.life. The inclusion of our website address in this proxy statement does not include or incorporate by reference into this proxy statement the information on or accessible through our website.

Nominating and Corporate Governance Committee

Our nominating and corporate governance committee consists of Andrew Sinclair, Gwen Melincoff, and Stuart Collinson, each of whom our Board of Directors has determined to be independent under NASDAQ listing standards. The chairperson of our nominating and corporate governance committee is Dr. Sinclair. During 2018, Mahendra Shah served on the nominating and corporate governance comittee.

Our nominating and corporate governance committee is responsible for making recommendations to our Board of Directors regarding candidates for directorships and the size and composition of the Board of Directors and its committees. In addition, our nominating and corporate governance committee is responsible for reviewing and making recommendations to our Board of Directors on matters concerning corporate governance and conflicts of interest.

The nominating and corporate governance committee held no meetings in 2018. The charter of the nominating and corporate governance committee is available on our website at www.soleno.life. The inclusion of our website address in this proxy statement does not include or incorporate by reference into this proxy statement the information on or accessible through our website.

Stockholder Recommendations for Nominations to the Board of Directors

Our nominating and corporate governance committee will consider candidates for directors recommended by stockholders. Our nominating and corporate governance committee will evaluate such recommendations in accordance with its charter, our bylaws, our policies and procedures for director candidates, as well as the regular director nominee criteria described above. This process is designed to ensure that our Board of Directors includes members with diversity of experience, skills and experience, including appropriate financial and other expertise relevant to our business. Stockholders wishing to recommend a candidate for nomination should contact our Corporate Secretary in writing. Such recommendations must include the candidate’s name, home and business contact information, detailed biographical data and qualifications, details regarding any shares of our stock which the nominee holds as of the time of the submission, evidence of the nominating person’s ownership of our Common Stock, a description of any arrangement between the stockholder and the nominee, and a written statement from the nominee acknowledging that if elected, the nominee will serve his or her term as director and will owe a fiduciary duty to our Company and our stockholders. Such recommendations must also include a statement from the recommending stockholder in support of the candidate, particularly within the context of the criteria for Board of Director’s membership. Our nominating and corporate governance committee has discretion to decide which individuals to recommend for nomination as directors.

A stockholder can nominate a candidate directly for election to our Board of Directors by complying with the procedures in Section 2.4(ii) of our bylaws and the rules and regulations of the SEC. Any eligible stockholder who wishes to submit a nomination should review the requirements in the bylaws on nominations by stockholders. Any nomination should be sent in writing to our Corporate Secretary at Soleno Therapeutics, Inc., 1235 Radio Road, Suite 110, Redwood City, CA 94065. To be timely for our 2020 Annual Meeting of stockholders, our Corporate Secretary must receive the nomination not later than 45 days nor earlier than 75 days before the one-year anniversary of the date we first mailed its Proxy Materials or a notice of availability of Proxy Materials (whichever is earlier) to stockholders in connection with our previous year’s Annual Meeting of stockholders. The notice must state the information required by Section 2.4(ii)(b)(1) of our bylaws and otherwise must comply with applicable federal and state law.

Communications with the Board of Directors

Stockholders wishing to communicate with our Board of Directors or with an individual member of our Board of Directors may do so by writing to our Board of Directors or to the particular member of our Board of Directors, and mailing the correspondence to our Corporate Secretary at Soleno Therapeutics, Inc., 1235 Radio Road, Suite 110, Redwood City, CA 94065. Our Corporate Secretary will review all incoming stockholder communications (excluding mass mailings, product complaints or inquiries, job inquiries, business solicitations and patently offensive or otherwise inappropriate material), and if deemed appropriate, the stockholder communications will be forwarded to the appropriate member or members of our Board of Directors, or if none is specified, to the Chairman of our Board of Directors. This procedure does not apply to stockholder proposals submitted pursuant to Rule 14a-8 under the Exchange Act.

Role in Risk Oversight

Our Board of Directors oversees an enterprise-wide approach to risk management, designed to support the achievement of business objectives, including organizational and strategic objectives, to improve long-term organizational performance and enhance stockholder value. The involvement of our Board of Directors in setting our business strategy is a key part of its assessment of management’s plans for risk management and its determination of what constitutes an appropriate level of risk for our Company. The participation of our Board of Directors in our risk oversight process includes receiving regular reports from members of senior management on areas of material risk to our Company, including operational, financial, legal and regulatory, and strategic and reputational risks.

While our Board of Directors has the ultimate responsibility for the risk management process, senior management and various committees of our Board of Directors also have responsibility for certain areas of risk management.

Our senior management team is responsible for day-to-day risk management and regularly reports on risks to our full Board of Directors or a relevant committee. Our finance and regulatory personnel serve as the primary monitoring and evaluation function for Company-wide policies and procedures, and manage the day-to-day oversight of the risk management strategy for our ongoing business. This oversight includes identifying, evaluating, and addressing potential risks that may exist at the enterprise, strategic, financial, operational, compliance and reporting levels.

Our audit committee focuses on monitoring and discussing our major financial risk exposures and the steps management has taken to monitor and control such exposures, including our risk assessment and risk management policies. As appropriate, the audit committee provides reports to and receives direction from the full Board of Directors regarding our risk management policies and guidelines, as well as the audit committee’s risk oversight activities.

In addition, our compensation committee assesses our compensation policies to confirm that the compensation policies and practices do not encourage unnecessary risk taking. The compensation committee reviews and discusses the relationship between risk management policies and practices, corporate strategy and senior executive compensation and, when appropriate, reports on the findings from the discussions to our Board of Directors. Our compensation committee intends to set performance metrics that will create incentives for our senior executives that encourage an appropriate level of risk-taking that is commensurate with our short-term and long-term strategies.

Code of Business Conduct and Ethics

We have adopted a code of business conduct and ethics that applies to all of our employees, officers and directors, including those officers responsible for financial reporting. The code of business conduct and ethics is available on our website at www.soleno.life. We intend to disclose any amendments to the code, or any waivers of its requirements, on our website to the extent required by the applicable rules and exchange requirements. The inclusion of our website address in this proxy statement does not incorporate by reference the information on or accessible through our website into this proxy statement.

Compensation Committee Interlocks and Insider Participation

Ernest Mario served as Chief Executive Officer of the Company until 2014. None of the other members of our compensation committee has ever been an officer or employee of the Company. None of our executive officers serve, or have served during the last fiscal year, as a member of a of directors, compensation committee or other board committee performing equivalent functions of any entity that has one or more executive officers serving on our Board of Directors or on our compensation committee.

Non-Employee Director Compensation

Directors who are employees do not receive any additional compensation for their service on our Board of Directors. We reimburse our non-employee directors for their reasonable out-of-pocket costs and travel expenses in connection with their attendance at Board of Directors and committee meetings.

Except as noted below, the following table sets forth information regarding compensation earned by our non-employee directors during the fiscal year ended December 31, 2018.

Name	Cash Compensation	Option Awards(1)	Stock Awards(2)	Total
Ernest Mario (3)	$—	$20,084	$63,750	$83,834
William G. Harris (4)	$17,380	$20,084	$38,473	$75,937
Rajen Dalal (5)	$13,351	$20,084	$29,917	$63,352
James Glasheen (6)	$13,918	$20,084	$33,733	$67,735
Stuart Collinson (7)	$—	$20,084	$40,827	$60,911
Mahendra Shah (8)	$14,260	$20,084	$36,467	$70,811
Andrew Sinclair (9)	$—	$20,231	$—	$20,231
Gwen Melincoff (10)	$—	$—	$—	$—

(1)

The amounts in this column reflect the aggregate grant date fair value of each option award granted during the fiscal year, computed in accordance with FASB ASC Topic 718. The valuation assumptions used in determining such amounts are described in Note 10 to our financial statements included in this prospectus. The table below lists the aggregate number of shares and additional information with respect to the outstanding option awards held by each of our non-employee directors.

(2)

The amounts in this column reflect the aggregate grant date fair value of the common shares issued to board members in lieu of cash payments for quarterly board fees. Payment in shares of the Company’s common stock is made after the close of the quarter in which the compensation is earned. The grant date fair value for common shares is determined using the closing price of our common stock on the issuance date.

(3)

Dr. Mario joined our Board in August 2007. During 2018, Dr. Mario was granted an option to purchase 15,931 shares of our common stock, of which 100% of the shares vest on the earlier of the 12 month anniversary of the date of grant or the day before the next annual meeting of stockholders, subject to continued service through each such date. Dr. Mario was also issued 33,354 shares of common stock in lieu of cash payments for quarterly board fees, paid quarterly in the quarter following when the compensation is earned.

(4)

Mr. Harris joined our Board in June 2014. During 2018, Mr. Harris was granted an option to purchase 15,931 shares of our common stock, of which 100% of the shares vest on the earlier of the 12 month anniversary of the date of grant or the day before the next annual meeting of stockholders, subject to continued service through each such date. Mr. Harris was also issued 20,205 shares of common stock in lieu of cash payments for quarterly board fees, paid quarterly in the quarter following when the compensation is earned.

(5)

Mr. Dalal joined our Board in April 2016. During 2018, Mr. Dalal was granted an option to purchase 15,931 shares of our common stock, of which 100% of the shares vest on the earlier of the 12 month anniversary of the date of grant or the day before the next annual meeting of stockholders, subject to continued service through each such date. Mr. Dalal was also issued 15,739 shares of common stock in lieu of cash payments for quarterly board fees, paid quarterly in the quarter following when the compensation is earned. Mr. Dalal resigned from our Board effective January 1, 2019.

(6)

Dr. Glasheen joined our Board in March 2017. During 2018, Dr. Glasheen was granted an option to purchase 15,931 shares of our common stock, of which 100% of the shares vest on the earlier of the 12 month anniversary of the date of grant or the day before the next annual meeting of stockholders, subject to continued service through each such date. Dr. Glasheen was also issued 17,777 shares of common stock in lieu of cash payments for quarterly board fees, paid quarterly in the quarter following when the compensation is earned. Dr. Glasheen resigned from our Board effective October 16, 2018.

(7)

Dr. Collinson joined our Board in March 2017. During 2018, Dr. Collinson was granted an option to purchase 15,931 shares of our common stock, of which 100% of the shares vest on the earlier of the 12 month anniversary of the date of grant or the day before the next annual meeting of stockholders, subject to continued service through each such date. We also issued 21,168 shares of common stock to Forward Ventures, of whom Dr. Collinson is a general partner, in lieu of cash payments for quarterly board service fees, paid quarterly in the quarter following when the compensation is earned.

(8)

Dr. Shah joined our Board in March 2017. During 2018, Dr. Shah was granted an option to purchase 15,931 shares of our common stock, of which 100% of the shares vest on the earlier of the 12 month anniversary of the date of grant or the day before the next annual meeting of stockholders, subject to continued service through each such date. Dr. Shah was also issued 19,562 shares of common stock in lieu of cash payments for quarterly board fees, paid quarterly in the quarter following when the compensation is earned.

(9)

Dr. Sinclair joined our Board in December 2018. During 2018, Dr. Sinclair was granted an option to purchase 20,000 shares which vests as to 1/48th of the shares each month, subject to continued service through each such date.

(10)	Ms. Melincoff joined our Board in April 2019.

Our Board of Directors has adopted a non-employee director compensation policy pursuant to which we will compensate our non-employee directors with a combination of cash and equity. Each such director will receive an annual base cash retainer of $35,000 for such service, to be paid quarterly. Each non-employee director will receive an annual stock option grant to purchase that number of shares representing, as of the date of grant, $32,500 of value, which shall be granted effective as of the date of each annual stockholder meeting, and share vest as to 100% of the shares on the earlier of the 12 month anniversary of the date of grant or the day before the next annual stockholder meeting. New Members elected to the Board of Directors shall receive a stock option grant to purchase 20,000 shares of Common Stock, which shall vest monthly over four years. The policy also provides that we compensate certain members of our Board of Directors for service on our committees as follows:

•	The chair or executive chair of our Board of Directors will receive an annual cash retainer of $25,000 for such service, paid quarterly;

•

The chairperson of our audit committee will receive an annual cash retainer of $15,000 for such service and each other member of the audit committee will receive an annual cash retainer of $7,500 for such service, paid quarterly;

•

The chairperson of our compensation committee will receive an annual cash retainer of $10,000 for such service and each other member of the compensation committee will receive an annual cash retainer of $5,000 for such service, paid quarterly; and

•

The chairperson of our nominating and corporate governance committee will receive an annual cash retainer of $7,000 for such service and each other member of the nominating and corporate governance committee will receive an annual cash retainer of $3,500, paid quarterly.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

Our Board of Directors is currently composed of six members. In accordance with our certificate of incorporation, our Board of Directors is divided into three classes with staggered three-year terms. At the Annual Meeting, two Class III directors will be elected for a three-year term.

Each director’s term continues until the election and qualification of such director’s successor, or such director’s earlier death, resignation, or removal. Any increase or decrease in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of our directors. This classification of our Board of Directors may have the effect of delaying or preventing changes in control of our Company.

Nominees

Our nominating and corporate governance committee has recommended, and our Board of Directors has approved, Anish Bhatnagar and William G. Harris as nominees for election as Class III directors. If elected, each of Anish Bhatnagar and William G. Harris will serve as Class III directors until the 2022 Annual Meeting of stockholders; or until their respective successors are duly elected and qualified. Each of the nominees is currently a member of our Board of Directors. For information concerning the nominees, please see the section titled “Board of Directors and Corporate Governance.”

If you are a stockholder of record and you sign your proxy card or vote over the Internet or by telephone but do not give instructions with respect to the voting of directors, your shares will be voted FOR the re-election of Anish Bhatnagar and William G. Harris. We expect that Anish Bhatnagar and William G. Harris will accept such nomination; however, in the event that a director nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by our Board of Directors to fill such vacancy. If you are a beneficial owner of shares of our Common Stock and you do not give voting instructions to your broker, bank or other nominee, then your broker, bank or other nominee will leave your shares unvoted on this matter.

Vote Required

The election of Class III directors requires a plurality vote of the shares of our Common Stock present in person or by proxy at the Annual Meeting and entitled to vote thereon to be approved. Broker non-votes will have no effect on this proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF

THE TWO DIRECTORS NOMINATED BY OUR BOARD OF DIRECTORS AND NAMED IN THIS

PROXY STATEMENT AS CLASS III DIRECTORS TO SERVE FOR A THREE-YEAR TERM.

PROPOSAL NO. 2

RATIFICATION OF APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our audit committee has appointed Marcum LLP, or Marcum, as our independent registered public accounting firm to audit our consolidated financial statements for our fiscal year ending December 31, 2019. Marcum also served as our independent registered public accounting firm for our fiscal year ended December 31, 2018.

At the Annual Meeting, stockholders are being asked to ratify the appointment of Marcum as our independent registered public accounting firm for our fiscal year ending December 31, 2019. Stockholder ratification of the appointment of Marcum is not required by our Bylaws or other applicable legal requirements. However, our Board is submitting the appointment of Marcum to our stockholders for ratification as a matter of good corporate governance. In the event that this appointment is not ratified by the affirmative vote of a majority of the shares present in person or by proxy and entitled to vote at the Annual Meeting, such appointment will be reconsidered by our audit committee. Even if the appointment is ratified, our audit committee, in its sole discretion, may appoint another independent registered public accounting firm at any time during our fiscal year ending December 31, 2019 if our audit committee believes that such a change would be in our Company’s best interests and that of our stockholders. A representative of Marcum is expected to be present at the Annual Meeting, will have an opportunity to make a statement if he or she wishes to do so, and is expected to be available to respond to appropriate questions from stockholders.

Fees Paid to the Independent Registered Public Accounting Firm

The following table presents fees for professional audit services and other services rendered to us by Marcum for our fiscal years ended December 31, 2018 and 2017.

	2018	2017
Audit Fees (1)	$334,092	$267,012
Audit-Related Fees (2)	—	—
Tax Fees (3)	—	—
All Other Fees (4)	$62,266	$101,824

	$397,358	$368,836

(1)

“Audit Fees” consist of fees and expenses billed for professional services rendered in connection with the audit of our annual financial statements, review of our quarterly financial statements, and services that are normally provided by Marcum in connection with statutory and regulatory filings or engagements for those fiscal years.

(2)

“Audit-Related Fees” consist of fees and expenses billed for professional services for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements and are not reported under “Audit Fees.”

(3)	“Tax Fees” consist of fees and expenses billed for professional services rendered by Marcum for tax compliance, tax advice and tax planning.
(4)

“All Other Fees” consist of fees and expenses billed for professional services rendered by Marcum in connection with our Form S-1 registration statement related to our 2018 PIPE Offering, our Form S-8 registration statement related to the registration of shares authorized for issuance pursuant to the Company’s 2014 Equity Incentive Plan .

Auditor Independence

In 2018, there were no other professional services provided by Marcum that would have required our audit committee to consider their compatibility with maintaining the independence of Marcum.

Audit Committee Policy on Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

Our audit committee has established a policy governing our use of the services of our independent registered public accounting firm. Under the policy, our audit committee is required to pre-approve all audit and permissible non-audit services performed by our independent registered public accounting firm in order to ensure that the provision of such services does not impair such accounting firm’s independence. All fees paid to Marcum for our fiscal years ended December 31, 2017 and 2018 were pre-approved by our audit committee.

Vote Required

The ratification of the appointment of Marcum requires the affirmative vote of a majority of the shares of our Common Stock present in person or by proxy at the Annual Meeting and entitled to vote thereon. Abstentions will have the effect of a vote AGAINST the proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE

RATIFICATION OF THE APPOINTMENT OF MARCUM LLP AS OUR INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM FOR OUR FISCAL YEAR ENDING

DECEMBER 31, 2019.

AUDIT COMMITTEE REPORT

The information contained in the following Audit Committee Report shall not be deemed to be soliciting material or to be filed with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that Soleno Therapeutics, Inc., or the Company, specifically incorporates it by reference in such filing.

The audit committee has reviewed and discussed the Company’s audited consolidated financial statements with management and Marcum LLP, or Marcum, the Company’s independent registered public accounting firm. The audit committee has discussed with Marcum the matters required to be discussed by Auditing Standard No. 16, Communications with Audit Committees, issued by the Public Company Accounting Oversight Board.

The audit committee has received and reviewed the written disclosures and the letter from Marcum required by the applicable requirements of the Public Company Accounting Oversight Board regarding Marcum’s communications with the audit committee concerning independence and has discussed with Marcum its independence.

Based on the review and discussions referred to above, the audit committee recommended to the Board of Directors that the Company’s audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018 for filing with the Securities and Exchange Commission.

Respectfully submitted by the members of the audit committee of the Board of Directors:

William G. Harris (Chair)

Andrew Sinclair

Stuart Collinson

EXECUTIVE OFFICERS

The following table identifies certain information about our executive officers as of March 31, 2019. Each executive officer serves at the discretion of our Board of Directors and holds office until his or her successor is duly elected and qualified or until his or her earlier resignation or removal. There are no family relationships among any of our directors or executive officers.

Name	Age	Position
Executive Officers:
Anish Bhatnagar, M.D.	51	President, Chief Executive Officer and Director
Jonathan Wolter	68	Chief Financial Officer
Kristen Yen	50	Vice President of Clinical Operations

Executive Officers

Anish Bhatnagar, M.D. Dr. Bhatnagar was appointed as our Chief Executive Officer in February 2014. Prior to that, he served as our President and Chief Operating Officer. Dr. Bhatnagar joined us in 2006 and has held positions of increasing responsibility since then. Dr. Bhatnagar is a physician with over 15 years of experience in the medical device and biopharmaceutical industries. His experience spans development of biologics, drugs, drug-device combinations and diagnostic as well as therapeutic medical devices. His prior experience includes working at Coulter Pharmaceuticals, Inc. from 1998 to 2000 and Titan Pharmaceuticals, Inc. from 2000 to 2006. He is the author of several peer-reviewed publications, abstracts and book chapters. He obtained his medical degree at SMS Medical College in Jaipur, India and completed his Residency and Fellowship training in the U.S. at various institutions, including Georgetown University Hospital and the University of Pennsylvania.

We believe Dr. Bhatnagar is able to make valuable contributions as Chief Executive Officer of our Company as a result of his extensive knowledge of medical device and pharmaceutical company operations, and extensive experience working with companies, regulators and other stakeholders in the medical device and pharmaceutical industries.

Jonathan Wolter. Mr. Wolter was appointed as our Chief Financial Officer in May 2018 after being retained as our interim Chief Financial Officer. He is a partner of FLG Partners, a leading Silicon Valley chief financial officer services and board advisory consultancy. He has over 40 years of financial and operational experience and has been a partner at FLG Partners since August 2004, during which time he has served as chief financial officer and advisor for multiple life sciences companies. Prior to joining FLG, Mr. Wolter served as Chief Financial Officer of KPMG Consulting, Latin America, and International Controller with KPMG Consulting, and has held senior financial management positions with several publicly-traded companies, including Exponent and First Republic Bancorp.

We believe Mr. Wolter is able to make valuable contributions as Chief Financial Officer of our Company as a result of his prior financial experience in related industries that are applicable to us.

Kristen Yen, MS. Ms. Yen has over 15 years of clinical research experience in the pharmaceutical and medical device industries. She joined the Company 2006, and currently serves as the head of Clinical Operations. Prior to joining the Company, she managed multiple U.S. and global clinical studies in oncology and held various positions of increasing responsibility at Titan Pharmaceuticals. She began her career in the industry as a clinical employee at PRA International. She has served as a team member and managed clinical studies in neonatology, neurology, pulmonary/allergy, cardiovascular disease, endocrine/metabolic disease, and oncology. She earned a Bachelor of Science degree in mathematics from the University of California, Davis, and a Master of Science degree in cell, molecular and neurosciences from the University of Hawaii, Manoa.

We believe Ms. Yen is able to make valuable contributions as an executive officer of our company as a result of her prior technical experience in our industry and related industries.

EXECUTIVE COMPENSATION

As an emerging growth company, we have opted to comply with the executive compensation disclosure rules applicable to “smaller reporting companies,” as such term is defined in the rules promulgated under the Securities Act, which require compensation disclosure for our principal executive officer and the two most highly compensated executive officers other than our principal executive officer. Our named executive officers for the year ended December 31, 2018 are:

•	Anish Bhatnagar, M.D., our Chief Executive Officer, President and Chief Operating Officer;

•	Jonathan Wolter, our Chief Financial Officer; and

•	Kristen Yen, our Vice President, Clinical Operations.

Throughout this section, we refer to these three officers as our named executive officers.

2018 Summary Compensation Table

The Summary Compensation Table below sets forth information regarding the compensation awarded to or earned by our named executive officers during the years ended December 31, 2018 and 2017.

Summary Compensation Table

Name and Position	Year Ended December 31,	Salary	Bonus (1)	Stock Awards (2)	Option Awards (3)	Non-equity Incentive Plan Compensation	Nonqualified Deferred Compensation Earnings	All Other Compensation	Total
Anish Bhatnagar	2018	$460,000	$80,500	—	$411,411	—	—	—	$951,911
Chief Executive Officer,	2017	$460,000	$84,367	$76,633	$612,455	—	—	—	$1,233,455
President and Chief Operating Officer

Jonathan Wolter (4)	2018	$243,000	—	—	$45,000	—	—	—	$288,000
Chief Financial Officer

Kristen Yen (5)	2018	$235,000	$20,560	—	$77,139	—	—	—	$332,699
Vice President, Clinical Operations

(1)

Bonus awards for executives are accrued ratably throughout the year and are subject to review and approval by the Compensation Committee of the Board of Directors subsequent to the year in which they are earned and accrued.

(2)

The amounts in this column represent the aggregate grant date fair value of restricted stock unit awards (RSUs) earned during the years ended December 31, 2018 and 2017, as applicable, computed in accordance with FASB ASC Topic 718. The grant date fair value for the RSUs is estimated using the closing price of our Common Stock on the date of grant.

(3)

The amounts in this column reflect the aggregate grant date fair value of each option award granted during the fiscal years ended December 31, 2018 and 2017, as applicable, computed in accordance with FASB ASC Topic 718. The valuation assumptions used in determining such amounts are described in the Notes to our audited financial statements for the years ended December 31, 2018 and 2017.

(4)

Mr. Wolter became a named executive officer during 2018 and therefore compensation for earlier years is not provided. Mr. Wolter is a part-time consultant to the Company whose fees earned during 2018 are reported as Salary.

(5)	Ms. Yen became a named executive officer during 2018 and therefore compensation for earlier years is not provided.

Employment Agreements

We have entered into agreements with our named executive officers. The agreements provide for “at-will” employment and set forth the terms and conditions of employment, including annual base salary, target bonus opportunity, equity compensation, severance benefits and eligibility to participate in our employee benefit plans and programs. In connection with their employment, Anish Bhatnagar and Kristen Yen were also required to execute our standard employment, confidential information, invention assignment and arbitration agreement. As an independent contractor, Jonathan Wolter’s relationship with the Company is subject to the terms of the Confidential Consulting Agreement described below. The material terms of these employment agreements are summarized below. These summaries are qualified in their entirety by reference to the actual text of the employment agreements, which were filed as exhibits to the Registration Statement on Form S-1 filed with the SEC on March 29, 2019.

Agreement with Anish Bhatnagar

We entered into an employment agreement with Dr. Bhatnagar, dated May 15, 2015, pursuant to which Dr. Bhatnagar serves as our President and Chief Executive Officer. The agreement provides for “at-will” employment and sets forth certain agreed upon terms and conditions of employment. Dr. Bhatnagar’s current annual base salary is $460,000 and he has an annual target bonus equal to 25% of his base salary.

Potential payments and benefits upon termination or change of control

Dr. Bhatnagar. Pursuant to Dr. Bhatnagar’s employment agreement, if Dr. Bhatnagar’s employment is terminated without “Cause” (as defined in Dr. Bhatnagar’s employment agreement) or resignation by the employee for “Good Reason” (as defined in Dr. Bhatnagar’s employment agreement), and subject to Dr. Bhatnagar signing and not revoking a separation agreement and release of claims, then Dr. Bhatnagar will be entitled to the following severance payments and benefits:

•

If Dr. Bhatnagar’s termination or resignation occurs prior to six (6) months before a Change in Control (as defined in Dr. Bhatnagar’s employment agreement) of the Company: (i) continuing payments of severance pay at a rate equal to Dr. Bhatnagar’s base salary rate for fifteen (15) months from the date of such termination without Cause or resignation for Good Reason; (ii) if Dr. Bhatnagar elects continuation coverage pursuant to the Consolidated Budget Reconciliation Act of 1985 (“COBRA”), then the Company will reimburse Dr. Bhatnagar on the last day of each month for a period ending fifteen (15) months after Dr. Bhatnagar’s termination date for the COBRA premiums paid during such period for such coverage (at the coverage levels in effect immediately prior to Dr. Bhatnagar’s termination); and (iii) twenty-five percent (25%) of any unvested equity awards held by Dr. Bhatnagar as of the date of such termination without Cause or resignation for Good Reason shall immediately vest and become fully exercisable;

•

If such termination or resignation occurs within six (6) months prior to, or twelve (12) months following, a Change in Control of the Company: (i) continuing payments of severance pay at a rate equal to Dr. Bhatnagar’s base salary rate for eighteen (18) months from the date of such termination without Cause or resignation for Good Reason; (ii) if Dr. Bhatnagar elects continuation coverage pursuant to COBRA, then the Company will reimburse Dr. Bhatnagar on the last day of each month for a period ending eighteen (18) months after Dr. Bhatnagar’s termination date for the COBRA premiums paid during such period for such coverage (at the coverage levels in effect immediately prior to Dr. Bhatnagar’s termination); (iii) a payment equal to one hundred fifty percent (150%) the annual target bonus opportunity for the year in which Dr. Bhatnagar is terminated without Cause or resigns for Good Reason; and (iv) one hundred percent (100%) of any unvested equity awards held by Dr. Bhatnagar as of the date of such termination without Cause or resignation for Good Reason shall immediately vest and become fully exercisable; and

•

If Dr. Bhatnagar is terminated without Cause or resigns for Good Reason during the term of Dr. Bhatnagar’s employment agreement, then Dr. Bhatnagar’s shall have one year following such termination without Cause or resignation for Good Reason to exercise any then vested options.

Agreement with Jonathan Wolter

We entered into a Confidential Consulting Agreement with FLG Partners, LLC, dated September 5, 2017, pursuant to which Mr. Wolter, a partner of FLG Partners, LLC, serves as our Chief Financial Officer. The agreement provides hourly services as the Company’s Chief Financial Officer at a rate of $375 per hour. Either party may terminate the Confidential Consulting Agreement upon thirty days’ notice.

Agreement with Kristen Yen

We entered into an employment agreement with Ms. Yen, dated May 15, 2015, pursuant to which Ms. Yen serves as our Vice President, Clinical & Regulatory Affairs. The agreement provides for “at-will” employment and sets forth certain agreed upon terms and conditions of employment. Ms. Yen’s current annual base salary is $250,000 and she has an annual target bonus equal to 25% of her base salary.

Potential payments and benefits upon termination or change of control

Ms. Yen. Pursuant to Ms. Yen’s employment agreement, if Ms. Yen’s employment is terminated without “Cause” (as defined in Ms. Yen’s employment agreement) or resignation by the employee for “Good Reason” (as defined in Ms. Yen’s employment agreement), and subject to Ms. Yen signing and not revoking a separation agreement and release of claims, then Ms. Yen will be entitled to the following severance payments and benefits:

•

If Ms. Yen’s termination or resignation occurs prior to three (3) months before a Change in Control (as defined in Ms. Yen’s employment agreement) of the Company: (i) continuing payments of severance pay at a rate equal to Ms. Yen’s base salary rate for six (6) months from the date of such termination without Cause or resignation for Good Reason; (ii) if Ms. Yen elects continuation coverage pursuant to the Consolidated Budget Reconciliation Act of 1985 (“COBRA”), then the Company will reimburse Ms. Yen on the last day of each month for a period ending three (3) months after Ms. Yen’s termination date for the COBRA premiums paid during such period for such coverage (at the coverage levels in effect immediately prior to Ms. Yen’s termination);

•

If such termination or resignation occurs within three (3) months prior to, or six (6) months following, a Change in Control of the Company: (i) continuing payments of severance pay at a rate equal to Ms. Yen’s base salary rate for twelve (12) months from the date of such termination without Cause or resignation for Good Reason; (ii) if Ms. Yen elects continuation coverage pursuant to COBRA, then the Company will reimburse Ms. Yen on the last day of each month for a period ending six (6) months after Ms. Yen’s termination date for the COBRA premiums paid during such period for such coverage (at the coverage levels in effect immediately prior to Ms. Yen’s termination); (iii) a payment equal to fifty percent (50%) the annual target bonus opportunity for the year in which Ms. Yen is terminated without Cause or resigns for Good Reason; and (iv) one hundred percent (100%) of any unvested equity awards held by Ms. Yen as of the date of such termination without Cause or resignation for Good Reason shall immediately vest and become fully exercisable.

Outstanding Equity Awards at December 31, 2018

The following table provides information regarding outstanding equity awards held by our named executive officers as of December 31, 2018.

		Number of Securities Underlying Unexercised Options			Option Exercise Price	Option Expiration Date
Name	Grant Date	Exercisable		Unexercisable
Anish Bhatnagar
	11/12/2014	86,050	(1)	—	$35.70	11/12/2024
	1/11/2015	42,578	(2)	447	$9.00	1/11/2025
	5/15/2015	27,658	(4)	2,342	$23.30	5/15/2025
	1/10/2016	43,750	(3)	16,250	$8.05	1/10/2026
	6/8/2016	48,940	(2)	11,295	$6.00	6/8/2026
	4/19/2017	192,075	(4)	144,714	$2.95	4/19/2027
	2/7/2018	83,334	(3)	316,666	$1.60	2/7/2028
Jonathan Wolter
	6/15/2018	12,000	(5)	12,000	$2.33	6/15/2028
Kristen Yen
	6/3/2010	833	(1)	—	$6.00	6/3/2020
	11/12/2014	10,478	(1)	—	$35.70	11/12/2024
	1/11/2015	1,955	(4)	45	$9.00	1/11/2025
	1/11/2015	2,582	(4)	38	$9.00	1/11/2025
	1/10/2016	7,294	(3)	2,706	$8.05	1/10/2026
	6/8/2016	5,272	(4)	2,063	$6.00	6/8/2026
	4/19/2017	14,901	(4)	11,226	$2.95	4/19/2027
	2/7/2018	15,626	(3)	59,374	$1.60	2/7/2028

(1)	The options listed are fully vested and may be exercised in full.
(2)

The shares subject to the stock option vest over a four-year period as follows: 50% of the shares vest immediately on the vesting commencement date, and thereafter 1/48th of the remaining shares vest each month, subject to the officer’s continued service to us through each vesting date.

(3)

The shares subject to the stock option vest over a four-year period as follows: 1/48th of the shares vest each month beginning on the vesting commencement date, subject to the officer’s continued service to us through each vesting date.

(4)

The shares subject to the stock option vest over a four-year period as follows: 25% of the shares underlying the option vest immediately on the vesting commencement date and thereafter 1/48th of the remaining shares vest each month, subject to the officer’s continued service to us through each vesting date.

(5)

The shares subject to the stock option vest over a one-year period as follows: 25% of the shares vest each quarter beginning on the vesting commencement date, subject to the officer’s continued service to us through each vesting date.

Compensation Committee Report

The information contained in the following Compensation Committee Report shall not be deemed to be soliciting material or to be filed with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates it by reference in such filing.

The compensation committee has reviewed and discussed the foregoing “Executive Compensation” section of this proxy statement with management. Based on this review and discussion, the compensation committee recommended to our Board of Directors that such information be included in this proxy statement.

Respectfully submitted by the members of the compensation committee of the Board of Directors:

Ernest Mario (Chair)

William G. Harris

Gwen Melincoff

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of our Common Stock at March 31, 2019, for:

•	each of our directors;

•	each of our named executive officers;

•	all of our current directors and executive officers as a group; and

•	each person, or group of affiliated persons, who beneficially owned more than 5% of our Common Stock.

We have determined beneficial ownership in accordance with the rules of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Except as indicated by the footnotes below, we believe, based on information furnished to us, that the persons and entities named in the table below have sole voting and sole investment power with respect to all shares of our Common Stock that they beneficially owned, subject to applicable community property laws.

Applicable percentage ownership is based on 31,755,169 shares of our Common Stock outstanding as of March 31, 2019.

Unless otherwise indicated below, the address of each beneficial owner listed in the table below is care of Soleno Therapeutics, Inc., 1235 Radio Road, Suite 110, Redwood City, California 94065. Beneficial ownership representing less than 1% is denoted with an asterisk (*).

	Shares Beneficially Owned
Name of Beneficial Owner	Number of Shares	%
5% Stockholders
Entities Associated with Jack W. Schuler (1)	5,675,238	17.87%
Entities Associated with Oracle Partners, LP (2)	5,485,558	17.27%
Entities Associated with Vivo Ventures Fund V, LP (3)	5,411,650	17.04%
Abingworth Bioventures VII LP (4)	4,669,272	14.7%
Forward Ventures V, L.P. (5)	1,802,901	5.68%
Technology Partners VII (6)	1,692,627	5.33%
Named Executive Officers and Directors:
Andrew Sinclair (4)(7)	4,670,938	14.71%
Stuart Collinson (5)(8)	1,814,097	5.71%
Ernest Mario (9)	892,156	2.81%
Anish Bhatnagar (10)	679,014	2.14%
Kristen Yen (11)	90,525	*
Gwen Melincoff (12)	—	*
William G. Harris (13)	51,785	*
Jonathan Wolter (14)	18,625	*
All current directors and executive officers as a group (8 Persons) (15)	8,432,949	26.56%

*	Represents beneficial ownership of less than one percent (1%).
(1)

Represents shares of Common Stock outstanding or issuable within 60 days of March 14, 2019, upon the exercise of options or warrants: 5,675,238 shares of Common Stock held by the Jack W. Schuler Living Trust, consisting of (i) 4,550,678 outstanding shares of Common Stock and (ii) 1,124,560 shares of Common Stock issuable upon the exercise of warrants.

(2)

Represents shares of Common Stock outstanding or issuable within 60 days of March 14, 2019, upon the exercise of options or warrants: (a) 2,615,481 outstanding shares of Common Stock held by Oracle Partners LP (b) 855,243 outstanding shares of Common Stock held by Oracle Ten Fund, LP; (c) 342,834 outstanding shares of Common Stock held by Oracle Institutional Partners LP; and (d) 1,672,000 shares of common issuable upon the exercise of warrants held by Oracle Investment Management.

(3)

Represents shares of Common Stock outstanding or issuable within 60 days of March 14, 2019, upon the exercise of options or warrants: (a) 5,255,432 shares of Common Stock held by Vivo Ventures Fund, V, L.P., consisting of (i) 4,210,492 outstanding shares of Common Stock and (ii) 1,044,940 shares of Common Stock issuable upon the exercise of warrants; (b) 61,718 shares of Common Stock held by Vivo Ventures V Affiliates Fund, LP., consisting of (i) 49,456 outstanding shares of Common Stock and (ii) 12,262 shares of Common Stock issuable upon the exercise of warrants; (c) 14,080 outstanding shares of Common Stock held by Vivo Capital, LLC.; (d) 46,254 shares of Common Stock held by BDF IV Annex Fund, L.P., consisting of (i) 45,413 outstanding shares of Common Stock and (ii) 841 shares of Common Stock issuable upon the exercise of warrants; (e) 33,588 shares of Common Stock held by Biotechnology Development Fund IV, L.P., consisting of (i) 33,388 outstanding shares of Common Stock and (ii) 200 shares of Common Stock issuable upon the exercise of warrants; and (f) 618 shares of Common Stock held by Biotechnology Development Fund IV Affiliates, L.P., consisting of (i) 615 outstanding shares of Common Stock and (ii) 3 shares of Common Stock issuable upon the exercise of warrants. Vivo Ventures V Fund LLC (Vivo V LLC), is the sole general partner of both of Vivo Ventures Fund V, L.P. and Vivo Ventures V Affiliates Fund, L.P. (Vivo V Funds), and may be deemed to beneficially own the Common Stock of Soleno Therapeutics owned by the Vivo V Funds. Vivo Capital LLC is the management company of Vivo V LLC. Vivo V LLC disclaims beneficial ownership of the shares of Soleno Therapeutics held by each of the Vivo V Funds, except to the extent of its pecuniary interest therein. BioAsia Investments IV, LLC (BAI IV), is the sole general partner of Biotechnology Development Fund IV, LP, Biotechnology Development Fund IV Affiliates, L.P., BDF IV Annex Fund, L.P. (BDF IV Funds) and may be deemed to beneficially own the Common Stock of Soleno Therapeutics owned by the BDF IV Funds. BAI IV disclaims beneficial ownership of the shares of Soleno Therapeutics held by each of the BDF IV Funds, except to the extent of its pecuniary interest therein. BioAsia Management, LLC (BAM), is the sole general partner of Biotechnology Development Fund II, L.P. (BDF II), and may be deemed to beneficially own the Common Stock of Soleno Therapeutics owned by BDF II. BAM disclaims beneficial ownership of the shares of Soleno Therapeutics held by each of the BDF II Funds, except to the extent of its pecuniary interest therein.

(4)

Represents 4,669,272 outstanding shares of Common Stock held by Abingworth Bioventures VII LP, or Abingworth. Andrew Sinclair is a Partner and Portfolio Manager of Abingworth LLP and has shared voting power over the shares of Common Stock beneficially owned by Abingworth and (ii) 1,666 shares of Common Stock subject to outstanding options granted to Andrew Sinclair that are vested and exercisable within sixty days of March 14, 2019. A Schedule 13G filed on December 27, 2018 reports voting and dispositive power over these shares. Dr. Sinclair disclaims beneficial ownership in all shares held by Abingworth except to the extent of his pecuniary interest therein.

(5)

Represents 1,802,901 outstanding shares of Common Stock held by Forward Ventures V, L.P., or Forward Ventures. Stuart Collinson is a managing member of Forward Ventures and has shared voting power over the shares of Common Stock beneficially owned by Forward Ventures.

(6)	Represents 1,692,627 outstanding shares of Common Stock held by Technology Partners VII.
(7)

Represents shares of Common Stock outstanding or issuable within 60 days of March 14, 2019, upon the exercise of options or warrants: 4.670,938 shares of Common Stock held by Dr. Sinclair, consisting of (i) the shares held by Abingworth Bioventures VII LP as set forth above in footnote 4 and (ii) 1,666 shares of Common Stock subject to outstanding options that are vested and exercisable within 60 days of March 14, 2019.

(8)

Represents shares of Common Stock outstanding or issuable within 60 days of March 14, 2019, upon the exercise of options or warrants: 1,814,097 shares of Common Stock held by Dr. Collinson, consisting of (i) the shares held by Forward Ventures V, LP as set forth above in footnote 5 and (ii) 11,196 shares of Common Stock subject to outstanding options that are vested and exercisable within sixty days of March 14, 2019.

(9)

Represents shares of Common Stock outstanding or issuable within 60 days of March 14, 2019, upon the exercise of options or warrants: (a) 794,599 shares of Common Stock held by Dr. Mario, consisting of (i) 497,216 shares of outstanding Common Stock, (ii) 27,799 shares of Common Stock subject to outstanding options that are vested and exercisable within sixty days of March 14, 2019, (iii) 53,775 shares of Common Stock issuable upon the exercise of warrants; (b) 311,283 outstanding shares of Common Stock held by Mildred M. Mario Fifteen Year Residence Trust; and (c) 2,083 outstanding shares of Common Stock held by Mildred M. Mario.

(10)

Represents shares of Common Stock outstanding or issuable within 60 days of March 14, 2019, upon the exercise options or warrants: 679,014 shares of Common Stock held by Dr. Bhatnagar, consisting of (i) 64,578 outstanding shares of Common Stock and (ii) 614,436 shares of Common Stock subject to outstanding options that are vested and exercisable within sixty days of March 14, 2019.

(11)

Represents shares of Common Stock outstanding or issuable within 60 days of March 14, 2019, upon the exercise of options or warrants: 90,525 shares of Common Stock held by Ms. Yen, consisting of (i) 16,691 outstanding shares of Common Stock and (ii) 73,834 shares of Common Stock subject to outstanding options that are vested and exercisable within sixty days of March 14, 2019.

(12)	Ms. Melincoff joined our Board in April 2019.
(13)

Represents shares of Common Stock outstanding or issuable within 60 days of March 14, 2019, upon the exercise of options or warrants: 51,785 shares of Common Stock held by Mr. Harris, consisting of (i) 33,941 outstanding shares of Common Stock and (ii) 17,844 shares of Common Stock subject to outstanding options that are vested and exercisable within sixty days of March 14, 2019.

(14)

Represents shares of Common Stock outstanding or issuable within 60 days of March 14, 2019, upon the exercise of options or warrants: 18,625 shares of Common Stock held by Mr. Wolter, consisting of (i) 18,625 shares of Common Stock subject to outstanding options that are vested and exercisable within sixty days of March 14, 2019.

(15)	In total, 1,059,042 of these shares are attributable to options and warrants currently exercisable or exercisable within 60 days of March 14, 2019.

EQUITY COMPENSATION PLAN INFORMATION

Plan Category	Number of securities to be issued upon exercise of outstanding stock options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in Column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders	1,667,153	$6.03	1,150,961

2014 Equity Incentive Plan

We have adopted the 2014 Equity Incentive Plan, or the 2014 Plan. Our 2014 Plan provides for the grant of incentive stock options (within the meaning of Section 422 of the Code), or ISOs, to our employees and any of our parent and subsidiary corporations’ employees, and for the grant of nonstatutory stock options, or NSOs, restricted stock, restricted stock units, stock appreciation rights, performance units and performance shares to our employees, directors and consultants, and our parent and subsidiary corporations’ employees and consultants.

Plan Administration. Subject to the provisions of our 2014 Plan, the administrator has the power to determine the terms of the awards, including the exercise price, the number of shares subject to each such award, the exercisability of the awards, and the form of consideration, if any, payable upon exercise. The administrator also has the authority to amend existing awards to reduce their exercise price, to allow participants the opportunity to transfer outstanding awards to a financial institution or other person or entity selected by the administrator and to institute an exchange program by which outstanding awards may be surrendered in exchange for awards with a higher or lower exercise price.

Stock Options. The exercise price of options granted under our 2014 Plan must at least be equal to the fair market value of our common stock on the date of grant. The term of an incentive stock option may not exceed ten years, except that with respect to any participant who owns more than 10% of the voting power of all classes of our outstanding stock, the term must not exceed five years and the exercise price must equal at least 110% of the fair market value on the grant date. Subject to the provisions of our 2014 Plan, the administrator will determine the term of all other options.

After the termination of service of an employee, director or consultant, he or she may exercise his or her option or stock appreciation right for the period of time stated in his or her award agreement. Generally, if termination is due to death or disability, the option or stock appreciation right will remain exercisable for twelve months. In all other cases, the option or stock appreciation right will generally remain exercisable for three months following the termination of service. However, in no event may an option be exercised later than the expiration of its term.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

We describe below transactions and series of similar transactions that we were or will be a party to in which (i) an executive officer, director, nominee for election as a director, beneficial owner of more than 5% of any class of our Common Stock or any member of the immediate family of any of the foregoing persons and (ii) the amount involved exceeds $120,000.

Other than as described below, there has not been, nor is there any currently proposed, transactions or series of similar transactions to which we have been or will be a party.

2018 Private Placement Common Stock Financing

On December 19, 2018, we entered into a Securities Purchase Agreement, or the Unit Purchase Agreement, with certain purchasers pursuant to which we sold and issued 10,272,375 immediately separable units at a price per unit of $1.60625 for aggregate gross proceeds of approximately $16,500,000. Each unit consisted of one share of our Common Stock and a warrant to purchase 0.05 of a share of our Common Stock at an exercise price of $2.00 per share, for an aggregate of 10,272,375 shares of our Common Stock, or the Shares, and corresponding warrants, or the 2018 PIPE Warrants, to purchase 513,617 shares of our Common Stock, or the Warrant Shares, referred to collectively as the 2018 Resale Shares. We also granted certain registration rights to the purchasers pursuant to the Unit Purchase Agreement pursuant to which, among other things, we filed a registration statement with the SEC to register for resale the 2018 Resale Shares in March 2019.

Mr. Sinclair, a member of our Board of Directors, is an affiliate of Abingworth Bioventures VII L.P., which purchased an aggregate of 4,669,272 shares of Common Stock in the 2018 PIPE Offering (approximately 45.5% of the shares of Common Stock issued in the 2018 PIPE Offering) and warrants to purchase an aggregate of 233,463 shares of Common Stock (approximately 45.5% of the warrants issued in the 2018 PIPE Offering for an aggregate investment of approximately $7.5 million).

2017 Private Placement Common Stock Financing

On December 11, 2017, we entered into the Unit Purchase Agreement with certain purchasers pursuant to which we sold and issued 8,141,116 immediately separable units at a price per unit of $1.84 for aggregate gross proceeds of approximately $15,000,000. Each unit consisted of one share of our Common Stock and a warrant to purchase 0.74 of a share of our Common Stock at an exercise price of $2.00 per share, for an aggregate of 8,141,116 Shares and corresponding warrants to purchase 6,024,425 Warrant Shares, together referred to as the 2017 Resale Shares. We also granted certain registration rights to the purchasers pursuant to the Unit Purchase Agreement pursuant to which, among other things, we filed a registration statement with the SEC to register for resale the 2017 Resale Shares in January 2018.

Dr. Shah, a member of our Board of Directors at the time of the 2017 PIPE Offering, is an affiliate of the entities affiliated with Vivo Ventures, which purchased an aggregate of 1,085,480 shares of Common Stock in the 2017 PIPE Offering (approximately 13.3% of the shares of Common Stock issued in the 2017 PIPE Offering) and warrants to purchase an aggregate of 803,255 shares of Common Stock (approximately 13.3% of the warrants issued in the 2017 PIPE Offering for an aggregate investment of approximately $2 million).

Merger with Essentialis, Inc. and Common Stock Financing

On March 7, 2017, we entered into Common Stock purchase agreements, or the Common Stock Purchase Agreements, with certain new and existing investors who previously delivered non-binding indications of interest to us to participate in a financing of up to $8 million in connection with the Merger with Essentialis. Under the terms of the Common Stock Purchase Agreements, we agreed to sell to the purchasers, in a private placement, an aggregate of 1,666,666 shares of Common Stock, par value $0.001 per share, at a purchase price of $4.80 per share for gross proceeds of approximately $8 million, or the Concurrent Financing. The Concurrent Financing closed concurrently with the closing of the Merger on March 7, 2017. In accordance with the Merger Agreement, Company E Merger Sub, Inc. was merged with and into Essentialis, with Essentialis as the surviving corporation and wholly-owned subsidiary of us.

Under the terms of the Merger Agreement, in connection with the closing of the transactions contemplated by the Merger Agreement, the former holders of Essentialis stock received an aggregate of 3,788,388 shares of our Common Stock. At the closing, we held back an aggregate of 182,678 shares of Common Stock as partial recourse to satisfy indemnification claims made by us under the Merger Agreement, and such shares of Common Stock were issued to Essentialis stockholders on the one year anniversary of the closing (subject to the limitations set forth in the Merger Agreement). We also were obligated to issue an additional 913,389 shares of our Common Stock to Essentialis stockholders upon the achievement of a development milestone associated with Essentialis’ product, which shares were issued in May 2018. Following the issuance of the shares held back by us and assuming that we issue all of the shares of Common Stock upon the achievement of the development milestone, we would issue a total of 4,879,455 shares of Common Stock to Essentialis stockholders. Additionally, upon the achievement of certain commercial milestones associated with the sale of Essentialis’ product in accordance with the terms of the Merger Agreement, we are obligated to make cash earnout payments of up to a maximum of $35 million to Essentialis stockholders. The merger consideration described above will be reduced by any such shares of our Common Stock issuable, or cash earnout payments payable, to Essentialis’ management carve-out plan participants and other service providers of Essentialis, in each case, in accordance with the terms of the Merger Agreement.

Certain members of our Board of Directors at the time, including Drs. Shah and Collinson, were affiliates to investors in the Concurrent Financing and stockholders of Essentialis entitled to a portion of the Merger consideration:

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Entities affiliated with Vivo Ventures, which are affiliated with Drs. Engleman and Shah, purchased 282,092 shares of Common Stock in the Concurrent Financing (approximately 16.9% of the shares of Common Stock issued in the Concurrent Financing for an aggregate investment of $1,354,043.16) and received 1,165,563 shares (approximately 30.8% of the shares of Common Stock issued to Essentialis stockholders in the Merger at an aggregate value of $3,962,914.20). Additionally, Dr. Shah received an aggregate of $82,949.12 of the Merger consideration as a participant in Essentialis’ management carve-out plan.

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Entities affiliated with Forward Ventures, which is affiliated with Dr. Collinson purchased 284,661 shares of Common Stock in the Concurrent Financing (approximately 17.1% of the shares of Common Stock issued in the Financing) for an aggregate investment of $1,366,374.20 and received 1,165,684 shares (approximately 30.8% of the shares of Common Stock issued to Essentialis stockholders in the Merger) at an aggregate value of $3,963,325.60.

Equity Awards to Executive Officers and Directors

We have granted, and will in the future grant, stock options and other equity awards to our named executive officers, other executive officers and certain of our directors. See the sections entitled “Board of Directors and Corporate Governance - Non-Employee Director Compensation” and “Executive Compensation.”

Indemnification Agreements

We have also entered into indemnification agreements with our directors and certain of our executive officers. The indemnification agreements and our certificate of incorporation and bylaws require us to indemnify our directors and officers to the fullest extent permitted by Delaware law.

Employment Agreements

We have entered into employment agreements with certain of our executive officers and directors related to their hiring or separation. See the section titled “Executive Compensation –Employment Agreements.”

Policies and Procedures for Related Party Transactions

We have adopted a policy that our executive officers, directors, nominees for election as a director, beneficial owners of more than 5% of any class of our Common Stock and any members of the immediate family of any of the foregoing persons are not permitted to enter into a related person transaction with us without the prior consent of our audit committee. Any request for us to enter into a transaction with an executive officer, director, nominee for election as a director, beneficial owner of more than 5% of any class of our Common Stock or any member of the immediate family of any of the foregoing persons in which the amount involved exceeds $120,000 and such person would have a direct or indirect interest must first be presented to our audit committee for review, consideration and approval. In approving or rejecting any such proposal, our audit committee is to consider the material facts of the transaction, including, but not limited to, whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the related person’s interest in the transaction.

OTHER MATTERS

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires that our executive officers and directors, and persons who own more than 10 percent of our Common Stock, file reports of ownership and changes of ownership with the SEC. Such directors, executive officers and 10 percent stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

Based solely on a review of the copies of such forms received by us, or written representations from certain reporting persons, we believe that during 2018, our directors, executive officers, and 10% stockholders complied with all Section 16(a) filing requirements applicable to them.

Available Information

Our financial statements for our fiscal year ended December 31, 2018 are included in our Annual Report on Form 10-K. This proxy statement and our Annual Report on Form 10-K are posted on the Investor Relations section of our website at www.soleno.life and are available from the SEC at its website at www.sec.gov.

Company Website

We maintain a website at www.soleno.life. Information contained on, or that can be accessed through, our website is not intended to be incorporated by reference into this proxy statement, and references to our website address in this proxy statement are inactive textual references only.

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The Board of Directors does not know of any other matters to be presented at the Annual Meeting. If any additional matters are properly presented at the Annual Meeting, the persons named on the enclosed proxy card will have discretion to vote the shares of Common Stock they represent in accordance with their own judgment on such matters.

It is important that your shares of Common Stock be represented at the Annual Meeting, regardless of the number of shares that you hold. You are, therefore, urged to vote over the Internet or by telephone as instructed on the enclosed proxy card or execute and return, at your earliest convenience, the enclosed proxy card in the envelope that has also been provided.

THE BOARD OF DIRECTORS

Redwood City, California

April 29, 2019

SOLENO THERAPEUTICS, INC. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF SOLENO THERAPEUTICS, INC.                The undersigned hereby appoints Anish Bhatnagar as proxy and attorney-in-fact of the undersigned, with the power of substitution, and hereby authorizes him to represent and vote all shares of common stock of Soleno Therapeutics, Inc. (the “Company”) standing in the name of the undersigned on April 16, 2019, with all powers which the undersigned would possess if present at the 2019 Annual Meeting of Stockholders of the Company to be held on June 10, 2019 or at any adjournment or postponement thereof. Receipt of the Notice of the 2019 Annual Meeting of Stockholders and Proxy Statement and the 2018 Annual Report is hereby acknowledged. (Continued and to be signed on the reverse side.)    1.1    14475

ANNUAL MEETING OF STOCKHOLDERS OF SOLENO THERAPEUTICS, INC. June 10, 2019 GO GREEN e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.astfinancial.com to enjoy online access. The Notice of Meeting, proxy statement and proxy card are available at www.astproxyportal.com/ast/21758 Please sign, date and mail your proxy card in the envelope provided as soon as possible. Please detach along perforated line and mail in the envelope provided. 20230000000000001000 9 061019 THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE “FOR” ALL THE NOMINEES LISTED IN PROPOSAL 1 AND “FOR” PROPOSAL 2. x PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE 1. To elect two Class III directors to serve until the 2022 Annual Meeting of stockholders or until their respective successors are duly elected and qualified: NOMINEES: FOR ALL NOMINEES O O Anish William Bhatnagar G. Harris FOR WITHHOLD ALL NOMINEES AUTHORITY (See FOR ALL instructions EXCEPT below) INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: FOR AGAINST ABSTAIN 2. To ratify the appointment of Marcum LLP as Soleno Therapeutics, Inc.’s independent registered public accounting firm for the fiscal year ending December 31, 2019. 3. Transact any other business as may properly come before the meeting or any postponement or adjournment thereof. To indicate changes change your to the the new address registered address on name(s) your in the account, address on the please account space check above. may not the Please be box submitted at note right and that via this method. MARK “X” HERE IF YOU PLAN TO ATTEND THE MEETING. Signature of Stockholder Date: Signature of Stockholder Date: Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership name by authorized person.

SOLENO ANNUAL MEETING THERAPEUTICS, OF STOCKHOLDERS OF INC. June 10, 2019 PROXY VOTING INSTRUCTIONS    INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions or scan the QR code with your smartphone. Have your proxy card available when you access the web page. TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call. Vote online/phone until 11:59 PMâ ESTâ the day before the meeting. MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible. INâ PERSON - You may vote your shares in person by attending the Annual Meeting. GO GREEN - e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.astfinancial.com to enjoy online access.    The Notice of Meeting, proxy statement and proxy card are available at www.astproxyportal.com/ast/21758 Please detach along perforated line and mail in the envelope provided IF you are not voting via the Internet. 20230000000000001000 9 061019    COMPANY NUMBER ACCOUNT NUMBER    THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE “FOR” ALL THE NOMINEES LISTED IN PROPOSAL 1 AND “FOR” PROPOSAL 2. x PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE    1. To elect two Class III directors to serve until the 2022 Annual Meeting of stockholders or until their respective successors are duly elected and qualified: NOMINEES: FOR ALL NOMINEES O O Anish Bhatnagar    William G. Harris FOR WITHHOLD ALL NOMINEES AUTHORITY FOR (See ALL instructions EXCEPT below) INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here:    FOR AGAINST ABSTAIN 2.    To ratify the appointment of Marcum LLP as Soleno Therapeutics, Inc.’s independent registered public accounting firm for the fiscal year ending December 31, 2019. 3.    Transact any other business as may properly come before the meeting or any postponement or adjournment thereof.    To indicate changes change your to the the new    address registered address on name(s)    your in the account, address on the please account space check    above. may not the    Please be box submitted at note right and that via this method.    MARKâ “X” HERE IF YOU PLAN TO ATTEND THE MEETING.    Note: Please sign exactly as your name or names appear on this proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer. If signer is partnership, please sign in partnership name by authorized person. Signature of Stockholder Date: Signature of Stockholder Date:

SOLENO THERAPEUTICS, INC. To Be Held On: June 10, 2019 at 8:00 a.m. 1235 Radio Road, Suite 110, Redwood City, CA 94065 COMPANY NUMBER ACCOUNT NUMBER CONTROL NUMBER This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting. If you want to receive a paper or e-mail copy of the proxy materials you must request one. There is no charge to you for requesting a copy. To facilitate timely delivery please make the request as instructed below before 05/31/19. Please visit http://www.astproxyportal.com/ast/21758/, where the following materials are available for view: Notice of Annual Meeting of Stockholders Proxy Statement Form of Electronic Proxy Card Annual Report on Form 10-K TO REQUEST MATERIAL: TELEPHONE: 888-Proxy-NA (888-776-9962) 718-921-8562 (for international callers) E-MAIL: info@astfinancial.com WEBSITE: https://us.astfinancial.com/OnlineProxyVoting/ProxyVoting/RequestMaterials TO VOTE: ONLINE: To access your online proxy card, please visit www.voteproxy.com and follow the on-screen instructions or scan the QR code with your smartphone. You may enter your voting instructions at www.voteproxy.com up until 11:59 PM Eastern Time the day before the cut-off or meeting date. IN PERSON: You may vote your shares in person by attending the Annual Meeting. TELEPHONE: To vote by telephone, please visit www.voteproxy.com to view the materials and to obtain the toll free number to call. MAIL: You may request a card by following the instructions above. 1. To elect two Class III directors to serve until the 2022 Annual Meeting of stockholders or until their respective successors are duly elected and qualified: NOMINEES: Anish Bhatnagar William G. Harris Please note that you cannot use this notice to vote by mail. 2. To ratify the appointment of Marcum LLP as Soleno Therapeutics, Inc.’s independent registered public accounting firm for the fiscal year ending December 31, 2019. 3. Transact any other business as may properly come before the meeting or any postponement or adjournment thereof. THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE “FOR” ALL THE NOMINEES LISTED IN PROPOSAL 1 AND “FOR” PROPOSAL 2.